Exhibit 5.1

701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 PHONE 206.883.2500 FAX 206.883.2699 WWW.WSGR.COM

November 30, 2018

Vivint Solar, Inc.

1800 West Ashton Blvd.

Lehi, UT 84043

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the offering by 313 Acquisition LLC, a Delaware limited liability company, (the “Selling Stockholder”) of 8,000,000 shares of common stock, par value $0.01 (the “Common Stock”) of Vivint Solar, Inc., a Delaware corporation (the “Company”), including up to 1,200,000 shares that may be sold pursuant to the exercise of an option to purchase additional shares of common stock of the Company, pursuant to a Registration Statement on Form S-3 (Registration No. 333-227014) (the “Registration Statement”), filed by the Company on August 24, 2018 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement related to the Shares to be filed by the Company with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).

We understand that the Shares are to be sold to the underwriter for resale to the public as described in the Prospectus and pursuant to an underwriting agreement, to be entered into by and between the Company, the Selling Stockholder and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representative of the several Underwriters, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed on or about November 30, 2018 by the Company with the SEC for incorporation by reference into the Registration Statement (the “Underwriting Agreement”).

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Vivint Solar, Inc.

November 30, 2018

We are acting as counsel for the Company in connection with the sale of the Shares by the Selling Stockholder. In such capacity, we have examined the Registration Statement (including exhibits thereto), the Prospectus and the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder have been duly authorized and, when such Shares are paid for in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, to be filed on or about November 30, 2018, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement and the Prospectus.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

AUSTIN   BEIJING   BOSTON   BRUSSELS   HONG KONG   LONDON    LOS ANGELES   NEW YORK   PALOALTO

SAN DIEGO   SAN FRANCISCO   SEATTLE   SHANGHAI   WASHINGTON, DC    WILMINGTON, DE